EXHIBIT 5.1

[LETTERHEAD OF ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP]

August 31, 2006

Lipid Sciences, Inc.
7068 Koll Center Parkway, Suite 401
Pleasanton, California 94566

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Lipid Sciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), and the prospectus contained in the Registration Statement (the “Prospectus”), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of 6,878,924 shares of common stock, par value $0.001 per share (the “Shares”), by the Company, of which 1,885,143 are issuable upon the exercise of outstanding warrants, as described in the Registration Statement.

In connection with the foregoing, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Our opinion set forth below is limited to the federal laws of the United States and the General Corporation Law of the State of Delaware, including, but not limited to, the Constitution, all statutes and administrative and judicial decisions.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

The Shares have been duly authorized by the Company and, when duly executed by the Company and duly countersigned and registered by the Company’s transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

Allen Matkins Leck Gamble Mallory & Natsis LLP